UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 27, 2007

FelCor Lodging Trust Incorporated

(Exact name of registrant as specified in its charter)

Maryland	001-14236	75-2541756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Frwy., Suite 1300 Irving, Texas	75062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(972) 444-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2007, the Compensation Committee, or Committee, of the Board of Directors of FelCor Lodging Trust Incorporated, or the Company, established the performance goals for 2007 cash bonus compensation to the executive officers and other employees of the Company. The performance goals were reviewed and confirmed by the full Board of Directors on February 28, 2007. The 2007 performance criteria are based upon corporate and individual objectives. For the corporate objective, the Company must achieve specific levels of Funds From Operations, or FFO, per share. A summary of the performance criteria for 2007 is attached as an exhibit to this Current Report as Exhibit 99.1 and is incorporated herein by reference. The 2007 performance criteria in general are substantially the same as the performance criteria adopted for 2006, except that the specific targets and goals to be achieved have been determined based on the Company’s budget for 2007 as recently approved by the Board of Directors.

On February 27, 2007, the Committee also awarded the Company’s executive officers, from one or more of the Company’s Restricted Stock and Stock Option Plans, grants of shares of restricted common stock of the Company. The shares were awarded based on a percentage of the base compensation of the executive officer (200% for the chief executive officer and 100% for each executive vice president), divided by the closing sales price of the Company’s common stock on February 27, 2007, rounded up to the nearest whole lot of 100 shares. Under the terms of the restricted stock grant contracts, each grant of restricted shares will be subject to both time-based and performance-based vesting criteria on substantially the same basis as adopted by the Committee in 2005 and previously reported in the Form 8-K Current Report dated April 26, 2005 and filed May 2, 2005, except that the vesting dates for the 2007 grants will be March 1 of each year beginning March 1, 2008. With respect to the 50% of the granted shares that are also subject to performance-based criteria, or Performance Criteria, the Committee adopted Performance Criteria for 2007 based on the achievement by the Company of a minimum level of growth in FFO per share, and a minimum level of growth in total return to common shareholders, including appreciation and dividends. Each of the objectives is weighted equally. In measuring the Company’s performance against these Performance Criteria, the Committee will review each of these measures independently.

Any performance-based shares that fail to vest as a result of the failure to satisfy any Performance Criteria may still vest if, at the end of the four-year vesting period, the Company satisfies separate performance criteria established by the Compensation Committee. For performance-based shares awarded in 2007, the Committee reaffirmed criteria based upon the achievement of a cumulative, compounded total return to common shareholders over the four-year vesting period. If the Company achieves this objective, any 2007 performance-based shares that had not vested, as a result of the failure to satisfy any Performance Criteria, will vest on March 1, 2011. If the Company fails to achieve this objective, then those unvested shares will be forfeited and the executive will have no further rights to those shares (including the right to vote those shares or to receive dividends).

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description of Exhibit

99.1	Summary of 2007 Performance Criteria for Annual Incentive Bonus Award Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELCOR LODGING TRUST INCORPORATED

Date: March 5, 2007	By:	/s/ Jonathan H. Yellen
Name: Jonathan H. Yellen Title: Executive Vice President General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Summary of 2007 Performance Criteria for Annual Incentive Bonus Award Program.